Exhibit 1a


                            MERRIMAC MASTER PORTFOLIO


                              DECLARATION OF TRUST


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                                TABLE OF CONTENTS

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ARTICLE I - THE TRUST.............................................................................................1
         1.1      NAME............................................................................................1
         1.2      DEFINITIONS.....................................................................................1

ARTICLE II - TRUSTEES.............................................................................................3
         2.1      NUMBER AND QUALIFICATION........................................................................3
         2.2      TERM AND ELECTION...............................................................................4
         2.3      RESIGNATION, REMOVAL AND RETIREMENT.............................................................4
         2.4      VACANCIES.......................................................................................4
         2.5      MEETINGS AND ACTIONS WITHOUT MEETINGS...........................................................5
         2.6      OFFICERS; CHAIRMAN OF THE BOARD.................................................................6
         2.7      BY-LAWS.........................................................................................6

ARTICLE III - POWERS OF TRUSTEES..................................................................................6
         3.1      GENERAL.........................................................................................6
         3.2      INVESTMENTS.....................................................................................6
         3.3      LEGAL TITLE.....................................................................................7
         3.4      SALE AND INCREASES OF INTERESTS.................................................................7
         3.5      DECREASES AND REDEMPTIONS OF INTERESTS..........................................................8
         3.6      BORROW MONEY....................................................................................8
         3.7      DELEGATION; COMMITTEES..........................................................................8
         3.8      COLLECTION AND PAYMENT..........................................................................8
         3.9      EXPENSES........................................................................................8
         3.10     MISCELLANEOUS POWERS............................................................................9
         3.11     FURTHER POWERS.................................................................................10

ARTICLE IV - INVESTMENT ADVISORY, ADMINISTRATION
         AND PLACEMENT AGENT ARRANGEMENTS; CUSTODIAN.............................................................10
         4.1      INVESTMENT ADVISORY AND OTHER ARRANGEMENTS.....................................................10
         4.2      PARTIES TO CONTRACT............................................................................10
         4.3      CUSTODIAN......................................................................................11
         4.4      1940 ACT GOVERNANCE............................................................................11

ARTICLE V - LIABILITY OF HOLDERS;
         LIMITATIONS OF LIABILITY OF TRUSTEES, OFFICERS, ETC.....................................................11
         5.1      LIABILITY OF HOLDERS; INDEMNIFICATION..........................................................11
         5.2      LIMITATIONS OF LIABILITY OF TRUSTEES, OFFICERS, EMPLOYEES,
                  AGENTS, INDEPENDENT CONTRACTORS TO THIRD PARTIES...............................................12
         5.3      LIMITATIONS OF LIABILITY OF TRUSTEES, OFFICERS OR
                  EMPLOYEES TO TRUST, HOLDERS, ETC...............................................................12

                                       (i)

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         5.4      MANDATORY INDEMNIFICATION......................................................................12
         5.5      INDEMNIFICATION OF HOLDERS.....................................................................13
         5.6      NO BOND REQUIRED OF TRUSTEES...................................................................13
         5.7      NO DUTY OF INVESTIGATION; NOTICE IN TRUST  INSTRUMENTS,
                  ETC............................................................................................13
         5.8      RELIANCE ON EXPERTS, ETC.......................................................................14
         5.9      NO REPEAL OR MODIFICATION......................................................................14

ARTICLE VI - INTERESTS...........................................................................................14
         6.1      INTERESTS......................................................................................14
         6.2      ESTABLISHMENT AND DESIGNATION OF SERIES........................................................15
                  (a) ASSETS BELONGING TO SERIES.................................................................15
                  (b) LIABILITIES BELONGING TO SERIES............................................................15
                  (c) VOTING.....................................................................................16
         6.3      NON-TRANSFERABILITY............................................................................16
         6.4      REGISTER OF INTERESTS..........................................................................16
         6.5      STATUS OF INTERESTS; LIMITATION OF HOLDER LIABILITY............................................16

ARTICLE VII - INCREASES, DECREASES AND REDEMPTIONS OF INTERESTS..................................................16

ARTICLE VIII - DETERMINATION OF BOOK CAPITAL ACCOUNT
         BALANCES AND DISTRIBUTIONS..............................................................................17
         8.1      BOOK CAPITAL ACCOUNT BALANCES..................................................................17
         8.2      ALLOCATIONS AND DISTRIBUTIONS TO HOLDERS.......................................................17
         8.3      POWER TO MODIFY FOREGOING PROCEDURES...........................................................17

ARTICLE IX - HOLDERS.............................................................................................18
         9.1      RIGHTS OF HOLDERS..............................................................................18
         9.2      MEETINGS OF HOLDERS............................................................................18
         9.3      NOTICE OF MEETINGS.............................................................................19
         9.4      RECORD DATE FOR MEETINGS, DISTRIBUTIONS, ETC...................................................19
         9.5      PROXIES, ETC...................................................................................19
         9.6      REPORTS........................................................................................19
         9.7      INSPECTION OF RECORDS..........................................................................20
         9.8      HOLDER ACTION BY WRITTEN CONSENT...............................................................20
         9.9      NOTICES........................................................................................20

ARTICLE X - DURATION; TERMINATION; DISSOLUTION;
         AMENDMENT; MERGERS; ETC.................................................................................20
         10.1     DURATION.......................................................................................20
         10.2     DISSOLUTION....................................................................................20
         10.3     TERMINATION....................................................................................21
         10.4     AMENDMENT PROCEDURE............................................................................22

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         10.5     MERGER, CONSOLIDATION AND SALE OF ASSETS.......................................................22
         10.6     INCORPORATION..................................................................................23

ARTICLE XI - MISCELLANEOUS.......................................................................................23
         11.1     CERTIFICATE OF DESIGNATION; AGENT FOR SERVICE OF PROCESS.......................................23
         11.2     GOVERNING LAW..................................................................................23
         11.3     COUNTERPARTS...................................................................................23
         11.4     RELIANCE BY THIRD PARTIES......................................................................23
         11.5     PROVISIONS IN CONFLICT WITH LAW OR REGULATIONS.................................................24

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                                      (iii)

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                              DECLARATION OF TRUST

                                       OF

                            MERRIMAC MASTER PORTFOLIO


         This DECLARATION OF TRUST of MERRIMAC MASTER PORTFOLIO is made as of the 30th day of October, 1996 by the parties signatory hereto, as Trustees (as defined in Section 1.2 hereof).

                              W I T N E S S E T H:

         WHEREAS, the Trustees desire to form a master trust fund or "Trust" (as defined in Section 1.2 hereof) under the law of the State of New York consisting of one or more subtrusts or "Series" (as defined in Section 1.2 hereof) for the investment and reinvestment of assets contributed thereto; and

         WHEREAS, it is proposed that the trust assets be composed of money and other property contributed to the Series, such assets to be held and managed in trust for the benefit of the holders of beneficial interests in such Series;

         NOW, THEREFORE, the Trustees hereby declare that they will hold in trust all money and other property contributed to the Trust and will manage and dispose of the same for the benefit of such holders of beneficial interests and subject to the provisions hereof, to wit:

                              ARTICLE I - THE TRUST

         1.1 NAME. The name of the Trust shall be, MERRIMAC MASTER PORTFOLIO and so far as may be practicable the Trustees shall conduct the Trust's activities, execute all documents and sue or be sued under that name, which name (and the term "Trust" wherever hereinafter used) shall refer to the Trustees as Trustees, and not individually, and shall not refer to the officers, employees, agents or independent contractors of the Trust or its holders of beneficial interests.

         1.2 DEFINITIONS. As used in this Declaration, the following terms shall have the following meanings:

         "ADMINISTRATOR" shall mean any party furnishing services to one or more Series pursuant to any administration contract described in Section 4.1 hereof.

         "BOOK CAPITAL ACCOUNT" shall mean, for any Holder (as hereinafter defined) at any time, the Book Capital Account of the Holder at such time with respect to the Holder's beneficial interest in the Trust Property (as hereinafter defined) of any Series, determined in accordance with the method as may be established by the Trustees pursuant to Section 8.1 hereof. The Trust shall maintain separate records of Book Capital Accounts for each such Series.


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         "CODE" shall mean the United States Internal Revenue Code of 1986, as amended from time to time, as well as any non-superseded provisions of the Internal Revenue Code of 1954, as amended (or any corresponding provision or provisions of succeeding law).

         "COMMISSION" shall mean the United States Securities and Exchange Commission.

         "DECLARATION" shall mean this Declaration of Trust as amended from time to time. References in this Declaration to "DECLARATION", "HEREOF", "HEREIN" and "HEREUNDER" shall be deemed to refer to this Declaration rather than the article or section in which any such word appears.

         "FISCAL YEAR" shall mean an annual period determined by the Trustees which ends on December 31 of each year or on such other day as is permitted or required by the Code.

         "HOLDER" shall mean the record holder of any Interest.

         "INSTITUTIONAL INVESTOR(S)" shall mean any regulated investment company, segregated asset account, foreign investment company, common trust fund, group trust or other investment arrangement, whether organized within or without the United States of America, other than an individual, s corporation, partnership or grantor trust that are beneficially owned by any individual, S corporation or partnership.

         "INTERESTED PERSON" shall have the meaning given it in the 1940 Act (as hereinafter defined).

         "INTEREST" shall mean the beneficial interest of a Holder in the Trust Property of any Series, including all rights, powers and privileges accorded to Holders by this Declaration, which interest may be expressed as a percentage, determined by calculating for a particular Series, at such times and on such basis as the Trustees shall from time to time determine, the ratio of each Holder's Book Capital Account balance to the total of all Holders, Book Capital Account balances. Reference herein to a specified percentage of, or fraction of, Interests, means Holders whose combined Book Capital Account balances represent such specified percentage or fraction of the combined Book Capital Account balances of all, or a specified group of, Holders.

         "INVESTMENT ADVISER" shall mean any party furnishing services to one or more Series of the Trust pursuant to any investment advisory contract described in Section 4.1 hereof.

         "MAJORITY INTERESTS VOTE" shall mean the vote, at a meeting of Holders of one or more Series as the context may require, of (A) 67% or more of the Interests present or represented at such meeting, if Holders of more than 50% of all Interests in such one or more Series are present or represented by proxy, or
(B) more than 50% of all Interests in such one or more Series, whichever is less.


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         "1940 ACT" shall mean the United States Investment Company Act of 1940, as amended from time to time, and the rules and regulations thereunder.

         "PERSON" shall mean and include individuals, corporations, partnerships, trusts, associations, joint ventures and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof.

         "REDEMPTION" shall mean the complete withdrawal of an Interest of a Holder the result of which is to reduce the Book Capital Account balance of that Holder to zero, and the term "redeem" shall mean to effect a Redemption.

         "REGULATIONS" shall mean the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

         "SERIES" shall mean the subtrusts of the Trust as the same are established and designated pursuant to Article VI hereof, each of which shall be a separate subtrust.

         "TRUST" shall mean the master trust fund established hereby and shall include each Series hereof.

         "TRUST PROPERTY" shall mean as of any particular time any and all assets or other property, real or personal, tangible or intangible, which at such time is owned or held by or for the account of any Series or for the account of the Trustees, each component of which shall be allocated and belong to a specific Series to the exclusion of all other Series.

         "TRUSTEES" shall mean each signatory to this Declaration, so long as such signatory shall continue in office in accordance with the terms hereof, and all other individuals who at the time in question have been duly elected or appointed and have qualified as Trustees in accordance with the provisions hereof and are then in office, and reference in this Declaration to a Trustee or Trustees shall refer to such individual or individuals in their capacity as Trustees hereunder.

                              ARTICLE II - TRUSTEES

         2.1 NUMBER AND QUALIFICATION. The number of Trustees shall be fixed from time to time by action of the Trustees taken as provided in Section 2.5 hereof; provided, however, that the number of Trustees so fixed shall in no event be less than three or more than fifteen. Any vacancy created by an increase in the number of Trustees may be filled by the appointment of an individual having the qualifications described in this Section 2.1 made by action of the Trustees taken as provided in Section 2.5 hereof. Any such appointment shall not become effective, however, until the individual named in the written instrument of appointment shall have accepted in writing such appointment and agreed in writing to be bound by the terms of this Declaration. No reduction in the number of Trustees shall have the effect of removing any Trustee from office. Whenever a vacancy occurs, until such vacancy is filled as provided in Section 2.4 hereof, the


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Trustees continuing in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration. A Trustee shall be an individual at least 21 years of age who is not under legal disability.

         2.2 TERM AND ELECTION. Each Trustee named herein, or elected or appointed prior to the first meeting of Holders, shall (except in the event of resignations, retirements, removals or vacancies pursuant to Section 2.3 or
Section 2.4 hereof) hold office until a successor to such Trustee has been elected at such meeting and has qualified to serve as Trustee, as required under the 1940 Act. Subject to the provisions of Section 16(a) of the 1940 Act and except as provided in Section 2.3 hereof, each Trustee shall hold office during the lifetime of the Trust and until its termination as hereinafter provided.

         2.3 RESIGNATION, REMOVAL AND RETIREMENT. Any Trustee may resign his or her trust (without need for prior or subsequent accounting) by an instrument in writing executed by such Trustee and delivered or mailed to the Chairman, if any, the President or the Secretary of the Trust and such resignation shall be effective upon such delivery, or at a later date according to the terms of the instrument. Any Trustee may be removed with or without cause by the affirmative vote of Holders of two-thirds of the Interests or (provided the aggregate number of Trustees, after such removal and after giving effect to any appointment made to fill the vacancy created by such removal, shall not be less than the number required by Section 2.1 hereof) by the action of a majority of the remaining Trustees. Any Trustee who has attained a mandatory retirement age, if any, established pursuant to any written policy adopted from time to time by a majority of the Trustees shall, automatically and without action by such Trustee or the remaining Trustees, be deemed to have retired in accordance with the terms of such policy, effective as of the date determined in accordance with such policy. Any Trustee who has become incapacitated by illness or injury as determined by a majority of the other Trustees, may be retired by written instrument executed by a majority of the other Trustees, specifying the date of such Trustee's retirement. Upon the resignation, retirement or removal of a Trustee, or a Trustee otherwise ceasing to be a Trustee, such resigning, retired, removed or former Trustee shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust Property held in the name of such resigning, retired, removed or former Trustee. Upon the death of any Trustee or upon removal, retirement or resignation due to any Trustee's incapacity to serve as Trustee, the legal representative of such deceased, removed, retired or resigning Trustee shall execute and deliver on behalf of such deceased, removed, retired or resigning Trustee such documents as the remaining Trustees shall require for the purpose set forth in the preceding sentence.

         2.4 VACANCIES. The term of office of a Trustee shall terminate and a vacancy shall occur in the event of the death, resignation, retirement or removal of a Trustee. No such vacancy shall operate to annul this Declaration or to revoke any existing agency created pursuant to the terms of this Declaration. In the case of a vacancy, Holders of at least a majority of the Interests entitled to vote, acting at any meeting of Holders held in accordance with
Section 9.2 hereof, or, to the extent permitted by the 1940 Act, a majority vote of the Trustees continuing in office acting by written instrument or instruments, may fill such vacancy, and any Trustee so elected by the


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Trustees or the Holders shall hold office as provided in this Declaration. The
Trustees may appoint a new Trustee as provided above in anticipation of a vacancy expected to occur because of the retirement, resignation or removal of a Trustee, or an increase in number of Trustees, provided that such appointment shall become effective only when or after the expected vacancy occurs. Subject to the foregoing sentence, as soon as any Trustee has accepted such appointment in writing, the Trust estate shall vest in the new Trustee, together with the continuing Trustees, without any further act or conveyance, and he or she shall be deemed a Trustee hereunder. The power of appointment is subject to Section 16(a) of the 1940 Act.

         2.5 MEETINGS AND ACTIONS WITHOUT MEETINGS. Meetings of the Trustees shall be held from time to time upon the call of the Chairman, if any, the President, the Secretary, an Assistant Secretary or any two Trustees. Regular meetings of the Trustees may be held without call or notice at a time and place fixed by the By-Laws or by resolution of the Trustees. Notice of any other meeting shall be mailed or otherwise given not less than 24 hours before the meeting but may be waived in writing by any Trustee either before or after such meeting. The attendance of a Trustee at a meeting shall constitute a waiver of notice of such meeting except in the situation in which a Trustee attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened. The Trustees may act with or without a meeting. A quorum for all meetings of the Trustees shall be a majority of the Trustees. Unless provided otherwise in this Declaration, any action of the Trustees may be taken at a meeting by vote of a majority of the Trustees present (a quorum being present) or without a meeting by written consent of a majority of the Trustees.

         Any committee of the Trustees, including an executive committee, if any, may act with or without a meeting. A quorum for all meetings of any such committee shall be a majority of the members thereof. Unless provided otherwise in this Declaration, any action of any such committee may be taken at a meeting by vote of a majority of the members present (a quorum being present) or without a meeting by written consent of a majority of the members.

         Any notice, waiver or written consent hereunder may be provided and delivered to the Trust or a Trustee by facsimile or other similar electronic mechanism.

         With respect to actions of the Trustees and any committee of the Trustees, Trustees who are Interested Persons of the Trust or otherwise interested in any action to be taken may be counted for quorum purposes under this Section 2.5 and shall be entitled to vote to the extent permitted by the 1940 Act.

         All or any one or more Trustees may participate in a meeting of the Trustees or any committee thereof by means of a conference telephone or similar communications equipment by means of which all individuals participating in the meeting can hear each other and participation in a meeting by means of such communications equipment shall constitute presence in person at such meeting.


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         2.6 OFFICERS; CHAIRMAN OF THE BOARD. The Trustees shall, from time to time, elect a President, a Secretary and a Treasurer. The Trustees may elect or appoint, from time to time, a Chairman of the Board who shall preside at all meetings of the Trustees and carry out such other duties as the Trustees may designate. The Trustees may elect or appoint or authorize the President to appoint such other officers, agents or independent contractors with such powers as the Trustees may deem to be advisable. The Chairman, if any, shall be and each other officer may, but need not, be a Trustee.

         2.7 BY-LAWS. The Trustees may adopt and, from time to time, amend or repeal By-Laws for the conduct of the business of the Trust.

                        ARTICLE III - POWERS OF TRUSTEES

         3.1 GENERAL. The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust and each Series to the same extent as if the Trustees were the sole owners of the Trust Property and such business in their own right, but with such powers of delegation as may be permitted by this Declaration. The Trustees may perform such acts as in their sole discretion they deem proper for conducting the business of the Trust and any Series. The enumeration of or failure to mention any specific power herein shall not be construed as limiting such exclusive and absolute control. The powers of the Trustees may he exercised without order of or resort to any court.

         The Trustees shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that they may consider necessary or appropriate in connection with the management of the Trust. The Trustees shall have full authority and power to make any and all investments which they, in their uncontrolled discretion, shall deem proper to accomplish the purposes of this Trust.

         3.2 INVESTMENTS. The Trustees shall have the power with respect to the Trust and each Series to:

                  (a) conduct, operate and carry on the business of an investment company;

                  (b) subscribe for, invest in, reinvest in, purchase or otherwise acquire, hold, pledge, sell, assign, transfer, exchange, distribute or otherwise deal in or dispose of United States and foreign currencies and related instruments including forward contracts, and securities, including common and preferred stock, warrants, bonds, debentures, time notes and all other evidences of indebtedness, negotiable or non-negotiable instruments, obligations, certificates of deposit or indebtedness, commercial paper, repurchase agreements, reverse repurchase agreements, convertible securities, forward contracts, options, futures contracts, and other securities, including, without limitation, those issued, guaranteed or sponsored by any state, territory or possession of the United States and the District of Columbia and their political subdivisions, agencies and instrumentalities, or by the United States Government, any foreign government, or any agency, instrumentality or political subdivision of the United States


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Government or any foreign government, or any international instrumentality, or by any bank, savings institution, corporation or other business entity organized under the laws of the United States or any state or under any foreign laws; and to exercise any and all rights, powers and privileges of ownership or interest in respect of any and all such investments of any kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more Persons to exercise any of such rights, powers and privileges in respect of any of such investments; and the Trustees shall be deemed to have the foregoing powers with respect to any additional instruments in which the Trustees may determine to invest;

                  (c) definitively interpret the investment objectives, policies and limitations of any Series.

         The Trustees shall not be limited to investing in obligations maturing before the possible termination of the Trust, nor shall the Trustees be limited by any law limiting the investments which may be made by fiduciaries.

         3.3 LEGAL TITLE. Legal title to all Trust Property shall be vested in the Trustees as joint tenants except that the Trustees shall have the power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of the Trust or any Series, or in the name or nominee name of any other Person on behalf of the Trust or any Series, on such terms as the Trustees may determine.

         The right, title and interest of the Trustees in the Trust Property shall vest automatically in each individual who may hereafter become a Trustee upon his due election and qualification. Upon the resignation, removal or death of a Trustee, such resigning, removed or deceased Trustee shall automatically cease to have any right, title or interest in any Trust Property, and the right, title and interest of such resigning, removed or deceased Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

         3.4 SALE AND INCREASES OF INTERESTS. The Trustees, in their discretion, may, from time to time, without a vote of the Holders, permit any Institutional Investor to purchase from the Trust an Interest in a Series, or increase such Interest, for such type of consideration, including cash or property, at such time or times (including, without limitation, each business day), and on such terms as the Trustees may deem best, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with the assumption of, liabilities) and businesses. Individuals, S corporations, partnerships and grantor trusts that are beneficially owned by any individual, S corporation or partnership may not purchase Interests. The Trustees, in their discretion, may refuse to sell an Interest in a Series to any person without any cause or reason therefor.

         3.5 DECREASES AND REDEMPTIONS OF INTERESTS. Subject to Article VII hereof, the Trustees, in their discretion, may, from time to time, without a vote of the Holders,


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permit a Holder to redeem its Interest in a Series, or decrease such Interest, for either cash or property, at such time or times (including, without limitation, each business day), and on such terms as the Trustees may deem best.

         3.6 BORROW MONEY. The Trustees shall have power on behalf of any Series to borrow money or otherwise obtain credit and to secure the same by mortgaging, pledging or otherwise subjecting as security the assets belonging to such Series, as appropriate, including the lending of portfolio securities, and to endorse, guarantee, or undertake the performance of any obligation, contract or engagement of any other Person.

         3.7 DELEGATION; COMMITTEES. The Trustees shall have power, consistent with their continuing exclusive and absolute control over the Trust Property and over the business of the Trust and any Series, to delegate from time to time to such of their number or to officers, employees, agents or independent contractors of the Trust or any Series the doing of such things and the execution of such instruments in either the name of the Trust or any Series or the names of the Trustees or otherwise as the Trustees may deem expedient.

         3.8 COLLECTION AND PAYMENT. The Trustees shall have power to collect all property due to the Trust; and to pay all claims, including taxes, against the Trust Property on behalf of any Series; to prosecute, defend, compromise or abandon any claims relating to the Trust or the Trust Property on behalf of any Series; to foreclose any security interest securing any obligation, by virtue of which any property is owed to the Trust; and to enter into releases, agreements and other instruments.

         3.9 EXPENSES. The Trustees shall have power to incur and pay any expenses from the Trust Property which in the opinion of the Trustees are necessary or incidental to carry out any of the purposes of this Declaration, and to pay reasonable compensation from the Trust Property to themselves as Trustees. Permitted expenses of the Trust include, but are not limited to, interest charges, taxes, brokerage fees and commissions; expenses of sales, increases, decreases or redemptions of Interests; certain insurance premiums; applicable fees, interest charges and expenses of third parties, including the Trust's investment advisers, managers, administrators, placement agents, custodians, transfer agents and fund accountants; legal counsel to the Trust or to the Trustees; fees of pricing, interest, dividend, credit and other reporting services; costs of membership in trade associations; telecommunications expenses; costs of forming the Trust and its Series and maintaining its and their existence; costs of preparing and printing the registration statements and Holder reports of the Trust and each Series and delivering them to Holders; expenses of meetings of Holders; costs of maintaining books and accounts; costs of reproduction, stationery and supplies; fees and expenses of the Trustees; compensation of the Trust's officers and employees and costs of other personnel performing services for the Trust or any Series; costs of Trustee meetings; Commission registration fees and related expenses; state or foreign securities laws registration fees and related expenses; and for such non-recurring items as may arise, including litigation to which the Trust or a Series (or a Trustee or officer of the Trust acting as such) is a party, and for all losses and liabilities by them incurred in administering the Trust. The Trustees shall have a lien on the assets belonging to the appropriate Series, or in


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the case of an expense allocable to more than one Series, on the assets of each such Series, prior to any rights or interests of the Holders thereto, for the reimbursement to them of such expenses, disbursements, losses and liabilities. The Trustees shall fix the compensation of all officers, employees and Trustees. The Trustees may pay themselves such compensation for special services as they in good faith may deem reasonable, and reimbursement for expenses reasonably incurred by themselves on behalf of the Trust or any Series.

         3.10 MISCELLANEOUS POWERS. The Trustees shall have power to:

                  (a) employ or contract with such Persons as the Trustees may deem appropriate for the transaction of the business of the Trust or any Series and terminate such employees or contractual relationships as they consider appropriate;

                  (b) enter into joint ventures, partnerships and any other combinations or associations;

                  (c) purchase, and pay for out of Trust Property insurance policies insuring the Investment Adviser, Administrator, placement agent, Holders, Trustees, officers, employees, agents or independent contractors of the Trust against all claims arising by reason of holding any such position or by reason of any action taken or omitted by any such Person in such capacity, whether or not the Trust would have the power to indemnify such Person against such liability;

                  (d) establish pension, profit-sharing and other retirement, incentive and benefit plans for the Trustees, officers, employees or agents of the Trust or any Series;

                  (e) prosecute, defend and settle lawsuits in the name of the Trust or any Series and pay settlements and judgments out of the Trust Property;

                  (f) to the extent permitted by law, indemnify any Person with whom the Trust has dealings, including the Investment Adviser, Administrator, placement agent, Holders, Trustees, officers, employees, agents or independent contractors of the Trust, to such extent as the Trustees shall determine;

                  (g) guarantee indebtedness or contractual obligations of others;

                  (h) determine and change the Fiscal Year of the Trust or any Series and the method by which its accounts shall be kept; and

                  (i) adopt a seal for the Trust or any Series, but the absence of such a seal shall not impair the validity of any instrument executed on behalf of the Trust or such Series.

         3.11 FURTHER POWERS. The Trustees shall have power to conduct the business of the Trust or any Series and carry on its operations in any and all of its branches and maintain offices, whether within or without the State of New York, in any and all states of the United

States of America, in the District of Columbia, and in any and all commonwealths, territories, dependencies, colonies, possessions, agencies or instrumentalities of the United States of America and of foreign governments, and to do all such other things and execute all such instruments as they deem necessary, proper, appropriate or desirable in order to promote the interests of the Trust or any Series although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust or any Series which is made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration, the presumption shall be in favor of a grant of power to the Trustees. The Trustees shall not be required to obtain any court order in order to deal with Trust Property.

                ARTICLE IV - INVESTMENT ADVISORY, ADMINISTRATION
                   AND PLACEMENT AGENT ARRANGEMENTS; CUSTODIAN

         4.1 INVESTMENT ADVISORY AND OTHER ARRANGEMENTS. The Trustees may in their discretion, from time to time, enter into investment advisory contracts, administration contracts, placement agent agreements or other service agreements whereby the other party to such contract or agreement shall undertake to furnish with respect to one or more particular Series such investment advisory, administration, placement agent and/or other services as the Trustees shall, from time to time, consider appropriate or desirable and all upon such terms and conditions as the Trustees may in their sole discretion determine. Notwithstanding any provision of this Declaration, the Trustees may authorize any Investment Adviser (subject to such general or specific instructions as the Trustees may, from time to time, adopt) to employ one or more subadvisers and to effect purchases, sales, loans or exchanges of Trust Property on behalf of any Series or may authorize any officer, employee or Trustee to effect such purchases, sales, loans or exchanges pursuant to recommendations of any such Investment Adviser (all without any further action by the Trustees).

         4.2 PARTIES TO CONTRACT. Any contract of the character described in
Section 4.1 or Section 4.3 hereof or in the By-Laws of the Trust may be entered into with any corporation, firm, trust or association, although one or more of the Trustees or officers of the Trust may be an officer, director, Trustee, shareholder or member of such other party to the contract, and no such contract shall be invalidated or rendered voidable by reason of the existence of any such relationship, nor shall any individual holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust or any Series under or by reason of any such contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was reasonable and fair and not inconsistent with the provisions of this Article IV or the By-Laws. The same Person may be the other party to one or more contracts entered into pursuant to Section 4.1 or Section 4.3 hereof or the By-Laws, and any individual may be financially interested or otherwise affiliated with Persons who are parties to any or all of the contracts mentioned in this Section 4.2 or in the By-Laws.

         4.3 CUSTODIAN. The Trustees shall at all times place and maintain the securities and similar investments of the Trust on behalf of each Series in custody meeting the requirements of Section 17(f) of the 1940 Act and the rules thereunder. The Trustees, on behalf of the Trust or any Series, may enter into an agreement with a custodian on terms and conditions acceptable to the Trustees, providing for the custodian, among other things, (a) to hold the securities owned by the Trust on behalf of any Series and deliver the same upon written order or oral order confirmed in writing, (b) to receive and receipt for any moneys due to the Trust on behalf of any Series and deposit the same in its own banking department or elsewhere, (c) to disburse such funds upon orders or vouchers, and (d) to employ one or more subcustodians.

         4.4 1940 ACT GOVERNANCE. Any contract referred to in Section 4.1 hereof shall be consistent with and subject to the applicable requirements of Section 15 of the 1940 Act and the rules and orders thereunder with respect to its continuance in effect, its termination, and the method of authorization and approval of such contract or renewal. No amendment to a contract referred to in
Section 4.1 hereof shall be effective unless assented to in a manner consistent with the requirements of Section 15 of the 1940 Act, and the rules and orders thereunder.

                        ARTICLE V - LIABILITY OF HOLDERS;
              LIMITATIONS OF LIABILITY OF TRUSTEES, OFFICERS, ETC.

         5.1 LIABILITY OF HOLDERS; INDEMNIFICATION. Each Holder shall be jointly and severally liable (with rights of contribution inter se in proportion to their respective Interests in the Series in which it invests) for the liabilities and obligations of that Series in the event that such Series fails to satisfy such liabilities and obligations; provided, however, that, to the extent assets are available in that Series, the Series shall indemnify and hold each Holder harmless from and against any claim or liability to which such Holder may become subject by reason of being or having been a Holder to the extent that such claim or liability imposed on the Holder an obligation or liability which, when compared to the obligations and liabilities imposed on other Holders of that Series, is greater than such Holder's Interest (proportionate share), and shall reimburse such Holder for all legal and other expenses reasonably incurred by such Holder in connection with any such claim or liability. The rights accruing to a Holder under this Section 5.1 shall not exclude any other right to which such Holder may be lawfully entitled, nor shall anything contained herein restrict the right of the Trust or a Series to indemnify or reimburse a Holder in any appropriate situation even though not specifically provided herein. Notwithstanding the indemnification procedure described above and subject to the following sentence, it is intended that each Holder shall remain jointly and severally liable to the creditors of the Series in which it invests as a legal matter. Notwithstanding any other provision in this Declaration, in the event that Regulations or other administrative rules are adopted that would allow a Series to make an election to be treated as either a partnership or association taxable as a corporation for United States federal income tax purposes, notwithstanding any limitation on the liability of the Holders, and pursuant to such Regulations or other administrative rules the Series properly elects to be treated as a partnership for United States federal income tax purposes, then the Trustees, in their sole discretion shall have the power to amend this Declaration to eliminate prospectively any such liability of Holders; provided, however, that such amendment shall be effective only if and to the extent that the Series maintains its classification as a partnership for United States federal income tax purposes and maintains its classification as either a partnership, sole proprietership or grantor trust for state tax purposes.

         5.2 LIMITATIONS OF LIABILITY OF TRUSTEES, OFFICERS, EMPLOYEES, AGENTS, INDEPENDENT CONTRACTORS TO THIRD PARTIES. No Trustee, officer, employee, agent or independent contractor (except in the case of an agent or independent contractor to the extent expressly provided by written contract) of the Trust or any Series shall be subject to any personal liability whatsoever to any Person, other than the Trust or the Holders, in connection with Trust Property or the affairs of the Trust; and all such Persons shall look solely to the Trust Property for satisfaction of claims of any nature against a Trustee, officer, employee, agent or independent contractor (except in the case of an agent or independent contractor to the extent expressly provided by written contract) of the Trust arising in connection with the affairs of the Trust.

         5.3 LIMITATIONS OF LIABILITY OF TRUSTEES, OFFICERS OR EMPLOYEES TO TRUST, HOLDERS, ETC. No Trustee, officer or employee of the Trust shall be liable to the Trust or the Holders for any action or failure to act (including, without limitation, the failure to compel in any way any former or acting Trustee to redress any breach of trust) except for such Person's own bad faith, willful misfeasance, gross negligence or reckless disregard of such Person's duties.

         5.4 MANDATORY INDEMNIFICATION. The Trust shall indemnify, to the fullest extent permitted by law (including the 1940 Act), each Trustee, officer or employee of the Trust (including any Person who serves at the Trust's request as a director, officer or trustee of another organization in which the Trust has any interest as a shareholder, creditor or otherwise) against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by such Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which such Person may be involved or with which such Person may be threatened, while in office or thereafter, by reason of such Person being or having been such a Trustee, officer, employee, except with respect to any matter as to which such Person shall have been adjudicated to have acted in bad faith, willful misfeasance, gross negligence or reckless disregard of such Person's duties, such liabilities and expenses being liabilities only of the Series out of which such claim for indemnification arises; provided, however, that as to any matter disposed of by a compromise payment by such Person, pursuant to a consent decree or otherwise, no indemnification either for such payment or for any other expenses shall be provided unless there has been a determination that such Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Person's office (i) by the court or other body approving the settlement or other disposition; or (ii) based upon a review of readily available facts (as opposed to a full trial-type inquiry), by written opinion from independent legal counsel approved by the Trustees; or (iii) by a majority of the Trustees who are neither Interested Persons of the Trust nor parties to the matter, based upon a review of readily available facts (as opposed to a full trial-type inquiry). The rights accruing to any Person under these provisions shall not exclude any other right to which such Person may be lawfully entitled; provided that no Person may satisfy any right of indemnity or reimbursement granted in this Section 5.4 or in Section 5.2 hereof or to which such Person may be otherwise entitled except out of the Trust Property. The rights of indemnification provided herein may be insured against by policies maintained by the

Trust. The Trustees may make advance payments in connection with indemnification under this Section 5.4, provided that the indemnified Person shall have given a written undertaking to reimburse the Trust in the event it is subsequently determined that such Person is not entitled to such indemnification, and provided further that either (i) such Person shall have provided appropriate security for such undertaking, or (ii) the Trust is insured against losses arising out of any such advance payments, or (iii) either a majority of the Trustees who are neither Interested Persons of the Trust nor parties to the matter, or independent legal counsel in a written opinion, shall have determined, based upon a review of readily available facts (as opposed to a trial-type inquiry or full investigation), that there is a reasonable basis for believing that such Person will not be disqualified from indemnification under this Section 5.4.

         5.5 INDEMNIFICATION OF HOLDERS. If any Holder or former Holder of any Series shall be held personally liable solely by reason of such Holder being or having been a Holder and not because of such Holder's acts or omissions or for some other reason, the Holder or former Holder (or such Holder's general successor) shall be entitled out of the assets belonging to the applicable Series to be held harmless from and indemnified against all loss and expense arising from such liability. The Trust, on behalf of the affected Series, shall, upon request by such Holder, assume the defense of any claim made against such Holder for any act or obligation of the Series and satisfy any judgment thereon from the assets of the Series.

         5.6 NO BOND REQUIRED OF TRUSTEES. No Trustee shall, as such, be obligated to give any bond or surety or other security for the performance of any of such Trustee's duties hereunder.

         5.7 NO DUTY OF INVESTIGATION; NOTICE IN TRUST INSTRUMENTS, ETC. No purchaser, lender or other Person dealing with any Trustee, officer, employee, agent or independent contractor of the Trust or any Series shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by such Trustee, officer, employee, agent or independent contractor or be liable for the application of money or property paid, loaned or delivered to or on the order of such Trustee, officer, employee, agent or independent contractor. Every obligation, contract, instrument, certificate or other interest or undertaking of the Trust or any Series, and every other act or thing whatsoever executed in connection with the Trust or any Series shall be conclusively taken to have been executed or done by the executors thereof only in their capacity as Trustees, officers, employees, agents or independent contractors of the Trust or any Series. Every written obligation, contract, instrument, certificate or other interest or undertaking of the Trust or any Series made or sold by any Trustee, officer or employee of the Trust or any Series, in such capacity, shall contain an appropriate recital to the effect that the Trustee, officer or employee of the Trust or any Series shall not personally be bound by or liable thereunder, nor shall resort be had to their private property for the satisfaction of any obligation or claim thereunder, and appropriate references shall be made therein to the Declaration, and may contain any further recital which they may deem appropriate, but the omission of such recital shall not operate to impose personal liability on any Trustee, officer or employee of the Trust or any Series. Subject to the provisions of the 1940 Act, the Trust may maintain insurance for the protection of the Trust Property, the Holders, and the Trustees, officers or employees of the Trust and any Series in such amount as the Trustees shall deem adequate to cover possible tort liability, and such other insurance as the Trustees in their sole judgment shall deem advisable.

         5.8 RELIANCE ON EXPERTS, ETC. Each Trustee, officer or employee of the Trust and any Series shall, in the performance of such Person's duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust or any Series (whether or not the Trust or any Series would have the power to indemnify such Persons against such liability), upon an opinion of legal counsel, or upon reports made to the Trust or any Series by any of its officers or employees or by any Investment Adviser or Administrator, accountant, appraiser or other experts or consultants selected with reasonable care by the Trustees, officers or employees of the Trust or any Series, regardless of whether such counsel or expert may also be a Trustee.

         5.9 NO REPEAL OR MODIFICATION. Any repeal or modification of this
Article V by the Holders, or adoption or modification of any other provision of this Declaration or the By-Laws inconsistent with this Article V, shall be prospective only, to the extent that such repeal or modification would, if applied retrospectively, adversely affect any limitation on the liability of any Person or indemnification available to any indemnified Person with respect to any act or omission which occurred prior to such repeal, modification or adoption.

                             ARTICLE VI - INTERESTS

         6.1 INTERESTS. The beneficial interest in the Trust Property shall consist of non-transferable Interests. Interests may be issued by the Trust only to Institutional Investors or other accredited investors, as such term is defined under Rule 501 to the Securities Act of 1933, as may be approved by the Trustees, for cash or other consideration acceptable to the Trustees, subject to the requirements of the 1940 Act. The Interests shall be personal property giving only the rights in this Declaration specifically set forth. The value of an Interest shall be equal to the Book Capital Account balance of the Holder of the Interest. All Interests issued hereunder shall be fully paid and nonassessable.

         The Trustees shall have authority, from time to time, to establish Series, each of which shall be a separate subtrust and the Interests in which shall be separate and distinct from the Interests in any other Series. The Series shall include, without limitation, those Series specifically established and designated pursuant to Section 6.2 hereof, and such other Series as the Trustees may from time to time deem necessary or desirable. The Trustees shall have exclusive power without the requirement of Holder approval to establish and designate such separate and distinct Series, and, subject to the provisions of this Declaration and the 1940 Act, to fix and determine the rights of Holders of Interests in such Series, including with respect to the price, terms and manner of purchase and redemption, dividends and other distributions, rights on liquidation, sinking or purchase fund provisions, conversion rights and conditions under which the Holders of the several Series shall have separate voting rights or no voting rights.

         6.2 ESTABLISHMENT AND DESIGNATION OF SERIES. The establishment and designation of any Series shall be effective upon the execution by the Secretary or an Assistant Secretary of the Trust, pursuant to authorization by a majority of the Trustees, of an instrument setting forth such establishment and designation and the relative rights and preferences of the Interests in such Series, or as otherwise provided in such instrument. At any time that there are no Interests outstanding of any particular Series previously established and designated, the Trustees may by resolution adopted by a majority of their number, and evidenced by an instrument executed by the Secretary or an Assistant Secretary of the Trust, abolish that Series and the establishment and designation thereof. Each instrument referred to in this paragraph shall have the status of an amendment to this Declaration of Trust.

         Without limiting the authority of the Trustees set forth above to establish and designate further Series, the Trustees hereby establish and designate the Series set forth on Schedule A hereto. The Interests in each of these Series and any Interests in any further Series that may from time to time be established and designated by the Trustees shall (unless the Trustees otherwise determine with respect to some further Series at the time of establishing and designating the same) have the following relative rights and preferences:

                  (a) ASSETS BELONGING TO SERIES. All consideration received by the Trust for the issue or sale of Interests in a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall be held by the Trustees in a separate trust for the benefit of the Holders of Interests in that Series and shall irrevocably belong to that Series for all purposes, and shall be so recorded upon the books of account of the Trust. Such consideration, assets, income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, are herein referred to as "assets belonging to" that Series. No Series shall have any right to or interest in the assets belonging to any other Series, and no Holder shall have any right or interest with respect to the assets belonging to any Series in which it does not hold an Interest.

                  (b) LIABILITIES BELONGING TO SERIES. The assets belonging to each particular Series shall be charged with the liabilities in respect of that Series and all expenses, costs, charges and reserves attributable to that series. The liabilities, expenses, costs, charges and reserves so charged to a Series are herein referred to as "liabilities belonging to" that Series. No Series shall be liable for or charged with the liabilities belonging to any other Series, and no Holder shall be subject to any liabilities belonging to any Series in which it does not hold an Interest.

                  (c) VOTING. On each matter submitted to a vote of the Holders, each Holder shall be entitled to a vote proportionate to its Interest as recorded on the books of the Trust. Each Series shall vote as a separate class except as to voting for Trustees, as otherwise required by the

1940 Act, or if determined by the Trustees to be a matter which affects all Series. As to any matter which does not affect the interest of all Series, only the Holders in the one or more affected Series shall be entitled to vote. On each matter submitted to a vote of the Holders, a Holder may apportion its vote with respect to a proposal in the same proportion as its own shareholders voted with respect to that proposal.

         6.3 NON-TRANSFERABILITY. A Holder may not transfer, sell, or exchange its Interest except as part of a merger or similar plan of reorganization of a Holder that qualifies under Section 368 of the Code as permitted by the Trustees. Any other attempted transfer will not be recognized or given effect by the Trust.

         6.4 REGISTER OF INTERESTS. A register shall be kept by the Trust under the direction of the Trustees which shall contain the name, address and Book Capital Account balance of each Holder in each Series. Such register shall be conclusive as to the identity of the Holders. No Holder shall be entitled to receive payment of any distribution, nor to have notice given to it as herein provided, until it has given its address to such officer or agent of the Trust as is keeping such register for entry thereon.

         6.5 STATUS OF INTERESTS; LIMITATION OF HOLDER LIABILITY. Interests shall be deemed to be personal property giving Holders only the rights provided in this Declaration. Every Holder, by virtue of having acquired its Interest, shall be held expressly to have assented to and agreed to be bound by the terms of this Declaration and to have become a party hereto. Except as provided in
Section 5.1, no Holder shall be personally liable for the debts, liabilities, obligations and expenses incurred by, contracted for, or otherwise existing with respect to, the Trust or any Series. Neither the Trust nor the Trustees shall have any power to bind any Holder personally or to demand payment from any Holder for anything, other than as agreed by the Holder or as provided in
Section 5.1. Notwithstanding anything to the contrary in Section 5.1 or this
Section 6.5, any written obligation of the Trust or any Series may contain a statement to the effect that such obligation may only be enforced against the assets of the appropriate Series or the Trust, and such statement shall be binding on the parties to such written obligations.

         ARTICLE VII - INCREASES, DECREASES AND REDEMPTIONS OF INTERESTS

         Subject to applicable law, to the provisions of this Declaration and to such restrictions as may from time to time be adopted by the Trustees, each Holder may vary its Interest in any Series at any time by increasing (through a capital contribution) or decreasing (through a capital withdrawal) or by a Redemption of its Interest. An increase in the Interest of a Holder in a Series shall be reflected as an increase in the Book Capital Account balance of that Holder in that Series and a decrease in the Interest of a Holder in a Series or the Redemption of the Interest of that Holder shall be reflected as a decrease in the Book Capital Account balance of that Holder in that Series. The Trust shall, upon appropriate and adequate notice from any Holder, increase, decrease or redeem such Holder's Interest for an amount determined by the application of a formula adopted for such purpose by resolution of the Trustees; provided that
(a) the amount
received by the Holder upon any such decrease or Redemption shall not exceed the decrease in the Holder's Book Capital Account balance effected by such decrease or Redemption of its Interest, and (b) if so authorized by the Trustees, the Trust may, at any time and from time to time, charge fees for effecting any such decrease or Redemption, at such rates as the Trustees may establish, and may, at any time and from time to time, suspend such right of decrease or Redemption. The procedures, if any, for effecting decreases or Redemptions shall be as determined by the Trustees from time to time.

              ARTICLE VIII - DETERMINATION OF BOOK CAPITAL ACCOUNT
                           BALANCES AND DISTRIBUTIONS

         8.1 BOOK CAPITAL ACCOUNT BALANCES. The Book Capital Account balance of Holders with respect to a particular Series shall be determined on such days and at such time or times as the Trustees may determine. The Trustees may adopt resolutions setting forth the method of determining the Book Capital Account balance of each Holder. The power and duty to make calculations pursuant to such resolutions may be delegated by the Trustees to the Investment Adviser or Administrator, custodian, or such other Person as the Trustees may determine. Subject to compliance with the 1940 Act, upon the Redemption of an Interest, the Holder of that Interest shall be entitled to receive the balance of its Book Capital Account. A Holder may not transfer its Book Capital Account balance.

         8.2 ALLOCATIONS AND DISTRIBUTIONS TO HOLDERS. The Trustees may, in compliance with the Code, the 1940 Act and generally accepted accounting principles, establish the procedures by which the Trust shall make with respect to each Series (i) the allocation of unrealized gains and losses, taxable income and tax loss, and profit and loss, or any item or items thereof, to each Holder,
(ii) the payment of distributions, if any, to Holders, and (iii) upon liquidation, the final distribution of items of taxable income and expense. Any such procedures shall be set forth in writing and be furnished to the Trust's accountants. The Trustees may amend the procedures, if any, adopted pursuant to this Section 8.2 from time to time. The Trustees may retain from the net profits of each Series such amount as they may deem necessary to pay the liabilities and expenses of that Series.

         8.3 POWER TO MODIFY FOREGOING PROCEDURES. Notwithstanding any of the foregoing provisions of this Article VIII, the Trustees may prescribe, in their absolute discretion, such other bases and times for determining the net income and net assets of the Trust and of each Series, the allocation of income of the Trust and of each Series, the Book Capital Account balance of each Holder, or the payment of distributions to the Holders as they may deem necessary or desirable to enable the Trust or a Series to comply with any provision of the 1940 Act or any order of exemption issued by the Commission or with the Code.

                              ARTICLE IX - HOLDERS

         9.1 RIGHTS OF HOLDERS. The ownership of the Trust Property and the right to conduct any business described herein are vested exclusively in the Trustees, and the Holders shall have no right or title therein other than the beneficial interest conferred by their Interests and they shall have no power or right to call for any partition or division of any Trust Property.

         The Trust shall be entitled to treat a Holder of record as the holder in fact and shall not be bound to recognize any equitable or other claim of interest in such Holder's Interest on the part of any other entity except as may be otherwise expressly provided by law.

         In addition, the Holders shall have power to vote only with respect to
(a) the election of Trustees as provided in Article II, Section 2.4; (b) the removal of Trustees as provided in Article II, Section 2.3; (c) any investment advisory contract as provided in Article IV, Section 4.1; (d) any dissolution of a Series as provided in Article X, Section 10.2; (e) the amendment of this Declaration to the extent and as provided in Article X, Section 10.4; (f) any merger, consolidation or sale of assets as provided in Article X, Section 10.5; and (g) such additional matters relating to the Trust as may be required by the 1940 Act or otherwise required or authorized by law, by this Declaration or the By-Laws or any registration statement of the Trust filed with the Commission, or as the Trustees may consider desirable.

         9.2 MEETINGS OF HOLDERS. Meetings of Holders may be called at any time by a majority of the Trustees and shall be called by any Trustee upon written request of Holders holding, in the aggregate, not less than 10% of the Interests in one or more Series (if the meeting relates solely to such Series), or not less than 10% of the Interests in the Trust (if the meeting relates to the Trust and not solely to one or more particular Series), such request specifying the purpose or purposes for which such meeting is to be called. Any such meeting shall be held within or without the State of New York and within or without the United States of America on such day and at such time as the Trustees shall designate. Holders of at least one-third of the Interests in one or more Series (if the meeting relates solely to such one or more Series) or Holders of at least one-third of the Interests in the Trust (if the meeting relates to the Trust and not solely to one or more particular Series), present in person or by proxy, shall constitute a quorum for the transaction of any business, except as may otherwise be required by the 1940 Act, other applicable law, this Declaration or the By-Laws. If a quorum is present at a meeting, an affirmative vote of the Holders present, in person or by proxy, holding more than 50% of the total Interests of the Holders in a Series or the Trust, as applicable, present either in person or by proxy, at such meeting constitutes the action of the Holders in such Series or the Trust, as applicable, unless a greater number of affirmative votes is required by the 1940 Act, other applicable law, this Declaration or the By-Laws, and except that a plurality of the total Interests of the Holders present shall elect a Trustee. All or any one of more Holders may participate in a meeting of Holders by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting by means of such communications equipment shall constitute presence in person at such meeting.

         9.3 NOTICE OF MEETINGS. Notice of each meeting of Holders, stating the time, place and purposes of the meeting, shall be given by the Trustees by mail to each Holder of the Series or the Trust, as the case may be, at its registered address, mailed at least 10 days and not more than 60 days before the meeting. Notice of any meeting may be waived in writing by any Holder either before or after such meeting. The attendance of a Holder at a meeting shall constitute a waiver of notice of such meeting except in the situation in which a Holder attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened. At any meeting, any business properly before the meeting may be considered whether or not stated in the notice of the meeting. Any adjourned meeting may be held as adjourned without further notice.

         9.4 RECORD DATE FOR MEETINGS, DISTRIBUTIONS, ETC. For the purpose of determining the Holders who are entitled to notice of and to vote at any meeting, or to participate in any distribution, or for the purpose of any other action, the Trustees may from time to time fix a future date, not more than 90 days prior to the date of any meeting of Holders or the payment of any distribution or the taking of any other action, as the case may be, as a record date for the determination of the Persons to be treated as Holders of the Series or the Trust, as the case may be, for such purpose.

         9.5 PROXIES, ETC. At any meeting of Holders, any Holder entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall be in writing and shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct, for verification prior to the time at which such vote is to be taken. A proxy may be revoked by a Holder at any time before it has been exercised by placing on file with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct, a later dated proxy or written revocation. Pursuant to a resolution of a majority of the Trustees, proxies may be solicited in the name of the Trust or of one or more Trustees or of one or more officers of the Trust. Only Holders on the record date shall be entitled to vote. Each such Holder shall be entitled to a vote proportionate to its Interest in the Series or the Trust, as the case may be. When an Interest is held jointly by several Persons, any one of them may vote at any meeting in person or by proxy in respect of such Interest, but if more than one of them is present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Interest. A proxy purporting to be executed by or on behalf of a Holder, including proxies received via telecopy, shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger.

         9.6 REPORTS. As to each Series, the Trustees shall cause to be prepared and furnished to each Holder thereof, at least annually as of the end of each Fiscal Year, a report of operations containing a balance sheet and a statement of income of such Series prepared in conformity with generally accepted accounting principles and an opinion of an independent public accountant on such financial statements. The Trustees shall, in addition, with respect to each Series furnish to each Holder of such Series at least semi-annually interim reports of operations containing an unaudited balance sheet as of the end of such period and an unaudited statement of income for the period from the beginning of the then-current Fiscal Year to the end of such period.


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


         9.7 INSPECTION OF RECORDS. The records of the Trust shall be open to inspection by Holders during normal business hours for any purpose not harmful to the Trust.

         9.8 HOLDER ACTION BY WRITTEN CONSENT. Any action which may be taken on behalf of the Trust or any Series by Holders may be taken without a meeting if Holders holding more than 50% of all Interests entitled to vote (or such larger proportion thereof as shall be required by any express provision of this Declaration or of applicable law) consent to the action in writing and the written consents are filed with the records of the meetings of Holders. Such consents shall be treated for all purposes as a vote taken at a meeting of Holders. Each such written consent shall be executed by or on behalf of the Holder delivering such consent and shall bear the date of such execution. No such written consent shall be effective to take the action referred to therein unless, within one year of the earliest dated consent, written consents executed by a sufficient number of Holders to take such action are filed with the records of the meetings of Holders.

         9.9 NOTICES. Any and all communications, including any and all notices to which any Holder may be entitled, shall be deemed duly served or given if mailed, postage prepaid, addressed to a Holder at its last known address as recorded on the register of the Trust or if delivered to a Holder by courier or by facsimile or other similar electronic mechanism.

                 ARTICLE X - DURATION; TERMINATION; DISSOLUTION;
                            AMENDMENT; MERGERS; ETC.

         10.1 DURATION. Subject to possible dissolution or termination in accordance with the provisions of Section 10.2 and Section 10.3 hereof, respectively, the Trust created hereby shall continue until the expiration of 20 years after the death of the last survivor of the initial Trustees named herein and the following named persons:

                    Name                                     Address
                    ----                                     -------

             Anne Marie Jasinski                          20 Towne Road
         Birthdate: January 15, 1990              Boxford, Massachusetts 01921

             Leah Ruth Connerty                          4 Gunnison Road
           Birthdate: July 5, 1995                Boxford, Massachusetts 01921

              Jaclyn K. Brennan                        18 Springhill Road
          Birthdate: March 28, 1996               Merrimac, Massachusetts 01860



         10.2 DISSOLUTION. Any Series shall be dissolved (i) by the affirmative vote of the Holders of not less than two-thirds of the Interests in the Series at any meeting of the Holders or by an instrument in writing, without a meeting, signed by a majority of the Trustees and consented


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


to in writing by the Holders of not less than a majority of such Interests, (ii) by the Trustees by written notice of dissolution to the Holders of the Interests in the Series, or (iii) upon the bankruptcy or withdrawal of any Holder of an Interest in the Series, the Series shall be dissolved effective 120 days after the event. However, the remaining Holders of Interests in such Series may, by majority vote within ninety (90) days following such event, agree to continue the business of the Series even if there has been such a dissolution. The Trust may be dissolved by action of the Trustees upon the dissolution of the last remaining Series.

         10.3 TERMINATION.

                  (a) Upon an event of dissolution of the Trust or a Series, unless the Trust or Series is continued in accordance with the proviso to
Section 10.2 above, the Trust or Series, as applicable, shall be terminated in accordance with the following provisions:

                           (i) the Trust or Series, as applicable, shall carry
on no business except for the purpose of winding up its affairs;

                           (ii) the Trustees shall proceed to wind up the
affairs of the Trust or Series, as applicable, and all of the powers of the Trustees under this Declaration shall continue until the affairs of the Trust or Series have been wound up, including the power to fulfill or discharge the contracts of the Trust or Series, collect the assets of the Trust or Series, sell, convey, assign, exchange or otherwise dispose of all or any part of the Trust Property affected to one or more Persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay the liabilities of the Trust or Series, and do all other acts appropriate to liquidate the business of the Trust or Series; provided that any sale, conveyance, assignment, exchange or other disposition of all or substantially all the Trust Property or substantially all of the assets belonging to a particular Series, other than for cash, shall require approval of the principal terms of the transaction and the nature and amount of the consideration by the vote of Holders holding more than 50% of the total Interests in the Trust or Series, as applicable; and

                           (iii) after paying or adequately providing for the
payment of all liabilities of the Trust or of the Series being terminated, and upon receipt of such releases, indemnities and refunding agreements as they deem necessary for their protection, the Trustees shall distribute the remaining Trust Property of the Trust or Series, as applicable, in cash or in kind or partly each, among the Holders according to their respective rights as set forth in the procedures established pursuant to Section 8.2 hereof.

                  (b) Upon termination of the Trust or Series and distribution to the Holders as herein provided, a majority of the Trustees shall execute and file with the records of the Trust an instrument in writing setting forth the fact of such termination and distribution. Upon termination of the Trust, the Trustees shall thereupon be discharged from all further liabilities and duties hereunder, and the rights and interests of all Holders shall thereupon cease.


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


         10.4 AMENDMENT PROCEDURE.

                  (a) The Trustees may, without any vote of Holders, amend or otherwise supplement this Declaration by an instrument in writing executed by a majority of the Trustees, provided that Holders shall have the right to vote on any amendment (i) which would affect the voting rights of Holders granted in
Article IX, Section 9.1, (ii) to this Section 10.4, (iii) required to be approved by Holders by law or by the Trust's registration statement filed with the Commission, or (iv) submitted to them by the Trustees. Any amendment submitted to Holders which the Trustees determine would affect the Holders of certain but not all Series shall be authorized by vote of the Holders of such Series affected and no vote shall be required of Holders of a Series not affected. Any amendment applicable to the Trust as a whole, unless otherwise required by law or by this Declaration or the By-Laws, shall be authorized by vote of the Holders of the Trust. Notwithstanding anything else herein, any amendment to Article V which would have the effect of reducing the indemnification and other rights provided thereby and any repeal or amendment of this sentence shall each require the affirmative vote of the Holders of two-thirds of the Interests entitled to vote thereon.

                  (b) No amendment may be made under Section 10.4(a) hereof which would change any rights with respect to any Interest by reducing the amount payable thereon upon liquidation of the Trust or any Series or by diminishing or eliminating any voting rights pertaining thereto, except with the vote or consent of Holders of two-thirds of all Interests which would be so affected by such amendment.

                  (c) A certification in recordable form executed by a majority of the Trustees setting forth an amendment and reciting that it was duly adopted by the Holders or by the Trustees as aforesaid or a copy of the Declaration, as amended, in recordable form, and executed by a majority of the Trustees, shall be conclusive evidence of such amendment when filed with the records of the Trust.

                  Notwithstanding any other provision hereof, until such time as Interests are first sold, this Declaration may be terminated or amended in any respect by the affirmative vote of a majority of the Trustees at any meeting of Trustees or by an instrument executed by a majority of the Trustees.

         10.5 MERGER, CONSOLIDATION AND SALE OF ASSETS. The Trust or any Series may merge or consolidate with any other corporation, association, trust or other organization or may sell, lease or exchange all or substantially all of the Trust Property, or assets belonging to such Series, as applicable, including good will, upon such terms and conditions and for such consideration when and as authorized, at any meeting of Holders called for such purpose, by Majority Interests Vote of Interests in the Series affected by such action, or by an instrument in writing without a meeting, consented to by Holders of not less than a majority of the Interests in the Series affected by such action, and any such merger, consolidation, sale, lease or exchange shall be deemed for all purposes to have been accomplished under and pursuant to the law of the State of New York, provided however that no such vote shall be required where by


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


reorganization, purchase of assets or otherwise, the Trust or any affected Series is the surviving entity.

         10.6 INCORPORATION. Upon a Majority Interests Vote, the Trustees may cause to be organized or assist in organizing a corporation or corporations under the law of any jurisdiction or a trust, partnership, association or other organization to take over the Trust Property or to carry on any business in which the Trust directly or indirectly has any interest, and to sell, convey and transfer the Trust Property to any such corporation, trust, partnership, association or other organization in exchange for the equity interests thereof or otherwise, and to lend money to, subscribe for the equity interests of, and enter into any contract with any such corporation, trust, partnership, association or other organization, or any corporation, trust, partnership, association or other organization in which the Trust holds or is about to acquire equity interests. The Trustees may also cause a merger or consolidation between the Trust or any successor thereto and any such corporation, trust, partnership, association or other organization if and to the extent permitted by law. Nothing contained herein shall be construed as requiring approval of the Holders for the Trustees to organize or assist in organizing one or more corporations, trusts, partnerships, associations or other organizations and selling, conveying or transferring a portion of the Trust Property to one or more of such organizations or entities.

                           ARTICLE XI - MISCELLANEOUS

         11.1 CERTIFICATE OF DESIGNATION; AGENT FOR SERVICE OF PROCESS. If required by New York law, the Trust shall file, with the Department of State of the State of New York, a certificate, in the name of the Trust and executed by an officer of the Trust, designating the Secretary of State of the State of New York as an agent upon whom process in any action or proceeding against the Trust or any Series may be served.

         11.2 GOVERNING LAW. The rights of all parties and the validity and construction of every provision hereof shall be subject to and construed in accordance with the law of the State of New York and reference shall be specifically made to the trust law of the State of New York as to the construction of matters not specifically covered herein or as to which an ambiguity exists.

         11.3 COUNTERPARTS. This Declaration may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any one such original counterpart.

         11.4 RELIANCE BY THIRD PARTIES. Any certificate executed by an individual who, according to the records of the Trust or of any recording office in which this Declaration may be recorded, appears to be a Trustee hereunder, certifying to: (a) the number or identity of Trustees or Holders, (b) the due authorization of the execution of any instrument or writing, (c) the form of any vote passed at a meeting of Trustees or Holders, (d) the fact that the number of Trustees or Holders present at any meeting or executing any written instrument satisfies the requirements


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


of this Declaration, (e) the form of any By-Laws adopted by or the identity of any officer elected by the Trustees, or (f) the existence of any fact or facts which in any manner relate to the affairs of the Trust, shall be conclusive evidence as to the matters so certified in favor of any Person dealing with the Trustees.

         11.5 PROVISIONS IN CONFLICT WITH LAW OR REGULATIONS.

                  (a) The provisions of this Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, or with other applicable law and regulations, the conflicting provision shall be deemed never to have constituted a part of this Declaration; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted prior to such determination.

                  (b) If any provision of this Declaration shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration in any jurisdiction.

               [Remainder of this page intentionally left blank.]


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


         IN WITNESS WHEREOF, the undersigned have executed this Declaration of Trust of MERRIMAC MASTER PORTFOLIO as of the day and year first above written.



                         /s/ Edward F. Hines, Jr.
                         -----------------------------------------------------
                         Edward F. Hines, Jr., as Trustee and not Individually



                         /s/ Francis J. Gaul, Jr.
                         -----------------------------------------------------
                         Francis J. Gaul, Jr., as Trustee and not Individually



                         /s/ Thomas E. Sinton
                         -----------------------------------------------------
                         Thomas E. Sinton, as Trustee and not Individually



                         /s/ Kevin J. Sheehan
                         -----------------------------------------------------
                         Kevin J. Sheehan, as Trustee and not Individually

                                   SCHEDULE A

                            MERRIMAC MASTER PORTFOLIO

                                 INITIAL SERIES




                             Merrimac Cash Portfolio



                                       26